EXHIBIT 10.2
                               LICENSING AGREEMENT

BETWEEN THE UNDERSIGNED:

KENZO,
A French company, the registered office of which is located at 3 Place des Victoires, 75001 PARIS, FRANCE, represented by MR. RICHARD SIMONIN and MR. YVES ALEMANY,

Hereinafter referred to as "KENZO",

                                 ON THE ONE HAND

AND:

CYGNE DESIGNS INC.
A US company, the registered office of which is located at 1372 Broadway, NEW YORK, NY 10018, USA, represented by MR. BERNARD MANUEL, and MR. IRVING BENSON

Hereinafter referred to as the "LICENSEE"

                                ON THE OTHER HAND

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                                TABLE OF CONTENTS

                                                                PAGES
                                                                -----
     ARTICLE 1:  PURPOSE                                          4

     ARTICLE 2:  TERRITORY                                        4

     ARTICLE 3:  TERM                                             5

     ARTICLE 4:  CREATION                                         5

     ARTICLE 5:  MANUFACTURE                                      7

     ARTICLE 6:  KENZO VISUAL IDENTITY STANDARDS                  8

     ARTICLE 7:  COLLECTIONS TIMETABLE                            9

     ARTICLE 8:  DISTRIBUTION                                    10

     ARTICLE 9:  INFORMATION TO BE PROVIDED TO KENZO             12

     ARTICLE 10:  KENZO INSPECTIONS                              13

     ARTICLE 11:  ROYALTIES                                      14

     ARTICLE 12:  ADVERTISING INVESTMENT                         15

     ARTICLE 13:  MINIMUM ROYALTIES                              15

     ARTICLE 14:  FINANCIAL PAYMENTS                             16

     ARTICLE 15:  SUB-LICENSES - NON-ASSIGNABILITY               17

     ARTICLE 16:  PROTECTION OF KENZO TRADEMARKS                 17

     ARTICLE 17:  PROTECTION OF MODELS                           19

     ARTICLE 18:  TERMINATION                                    19

     ARTICLE 19:  END OF THE AGREEMENT                           20

     ARTICLE 20:  MISCELLANEOUS                                  22

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                                    PREAMBLE

1) KENZO has exclusive rights to the title to the KENZO trademark and the derivatives thereof. The status of the registrations and filings of said trademark in the Territory for the products which are governed by the present agreement are set forth in Annex.

     The international reputation of the KENZO trademark, the quality of the products and techniques developed by KENZO, the qualities of the articles sold, the careful selection of points of sale and the timely delivery of orders have, in particular, led to KENZO's commercial success.

2)   In light of:

     -   the general obligation of the LICENSEE:

          o to maintain the reputation of the KENZO trademark and to act consistently therewith;

          o to ensure particularly careful manufacture and distribution consistent with the renown and reputation of the KENZO trademark;

          o to adopt the same standard and level of quality as the other women ready to wear KENZO lines;

          o to only use articles bearing the KENZO STUDIO label for sales purposes;

          o    to adopt a selective sales point marketing policy;

     - and the sales objectives and business plan to be provided to KENZO by the LICENSEE by the end of September 1996,

     KENZO hereby concludes the present agreement with the LICENSEE. It is hereby specified that the general obligation set forth above, the objectives and the LICENSEE's business plan constitute for KENZO the rationale and the determinative basis for its consent to conclude the present agreement and shall determine the spirit in which the present agreement shall be interpreted in the event of any difficulty in the performance hereof.

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IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1:  PURPOSE

1-1) KENZO hereby grants to the LICENSEE, which accepts, an exclusive license for the manufacture and distribution of THE WOMEN'S READY TO WEAR GARMENTS LINE BEARING THE KENZO STUDIO LABEL. The products will have to be completed and manufactured based on KENZO's designs and/or those approved in advance by KENZO.

1-2) This KENZO STUDIO line will have to be an interpretation of the KENZO
     JUNGLE line for the US bridge market and shall be developed with appropriate specifications for this market.

     The Products price policy will have to be competitive but to remain in harmony with other KENZO lines however.

1-3) The Products will have to be identified very clearly in order to avoid any confusion with other women ready to wear KENZO lines: in particular all the "jacquard" or print designs if they use a KENZO logo, it will be strictly compulsory to use KENZO STUDIO logo and not KENZO alone.

1-4) The LICENSEE may manufacture and/or distribute, directly or otherwise, other women's ready to wear lines only after having so informed KENZO prior to making any such commitment, and consulted with KENZO to discuss any issue of compatibility of such lines with KENZO STUDIO.

     In the event KENZO grants its consent, the LICENSEE hereby warrants that the manufacture and/or distribution of said new trademarks shall not change the attention which it devotes to the Products and that it shall continue to devote the same care thereto.

ARTICLE 2:  TERRITORY

2-1) The present agreement grants to the LICENSEE the exclusive right to manufacture and sell the Products in THE AREA GOVERNED BY THE NORTH AMERICAN FREE TRADE AGREEMENT (I.E. USA, CANADA AND MEXICO) hereinafter referred to as the "Territory".

     It is hereby specified that this exclusive manufacturing and marketing right is granted to the LICENSEE only for local markets in the above-indicated countries and not for the duty free places within the Territory.

2-2) KENZO agrees the LICENSEE manufacture some Products in Asia. The LICENSEE shall notify KENZO at the beginning of each season of any other manufacture outside the Territory.

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2-3) The LICENSEE may sell the Products in countries which are not part of the
     Territory with the prior written consent of KENZO. Said consent shall be provided season-by-season and country-by-country pursuant to a business plan. However, said consent shall not constitute a grant of any rights to an indemnity for the LICENSEE if KENZO does not extend its consent for the following season or grants a license to a third party for one or more of said countries.

     KENZO may subject its consent for sales outside of the Territory to the establishment thereby of specific financial conditions.

     In all cases, the LICENSEE must pay to KENZO the royalties for said sales outside the Territory over and above the royalties based on the sales within the Territory (therefore, over and above the minimum requirements, as applicable).

     Accordingly, in no event shall the royalties outside of the Territory be added to those used for the Territory with respect to said minimum requirements.

ARTICLE 3:  TERM

THE PRESENT AGREEMENT SHALL GOVERN 5 YEARS BEGINNING WITH THE SPRING/SUMMER 1997 SEASON AND, CONSEQUENTLY, SHALL TERMINATE UPON COMPLETION OF THE AUTUMN/WINTER 2001 SEASON.

It shall be automatically renewed for the same term if the parties have met during the month of June 2000 to assess the operation of the license during its initial period and to define new minimum royalties. In no event shall said minimum royalties during any license renewal period be less than the higher of the following amounts:

     o the royalty levels reached during the last year of the present license; or

     o the minimum royalties set for the last year of the present license (i.e. US $450,000.00)

ARTICLE 4:  CREATION

4-1) In order to develop the KENZO STUDIO line in accordance with the specifications of the US bridge market, a specific "designer/merchandiser" shall be responsible for providing the following services:

     - interpret the KENZO JUNGLE line for the US market,

     - choose appropriate fabrics, styles, color palettes and themes,

     - establish appropriate fit specifications,

     - insure that the KENZO STUDIO line will stay modern, updated and focused, so that it appeals to the sensibilities of the American consumer, while keeping the integrity and spirit of the KENZO image,

     - merchandise the KENZO STUDIO line,

     - work on public relations efforts.

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This "designer/merchandiser" shall be selected or approved by KENZO.

The parties agree that all expenses relating to this "designer/merchandiser" (fees, all monthly financial compensations, travel costs specially between Paris and the USA, daily expenses, hotels, restaurants, phone and fax costs, shopping, equipments, administrative assistance services, French language instruction, discount on KENZO merchandise, etc.... this list being not limitative) shall be shared equally between KENZO and the LICENSEE. Therefore, the LICENSEE shall reimburse the half amount of these KENZO's expenses.

4-2) KENZO shall supply to the LICENSEE:

     - sketches,

     - patterns,

     - assortment of color ideas, suggest combinations of colors,

     - swatches of fabrics and materials.

     In the event the LICENSEE requires an original KENZO JUNGLE collection (or any other original KENZO collection), this collection will be sold to the LICENSEE at the KENZO's export price.

4-3) From the original KENZO JUNGLE collection, the LICENSEE will have the possibility to propose to KENZO any modification of design or style or material in order to meet the request and specifications of the US bridge market. However, these LICENSEE's proposals shall fully conform with the plan of collection and with the KENZO trademark fame.

     Any LICENSEE's proposals shall be discussed with KENZO and will have to receive the KENZO's approval prior inclusion within the collection.

     IN THE EVENT OF APPROVAL BY KENZO AND THE INCLUSION THEREOF IN THE COLLECTION, SAID LICENSEE'S PROPOSALS SHALL BECOME THE EXCLUSIVE PROPERTY OF KENZO AND THE LICENSEE HEREBY WARRANTS KENZO AGAINST ANY CLAIMS BY THIRD PARTIES REGARDING TITLE TO SAID ITEMS. IN ADDITION, THE LICENSEE HEREBY WARRANTS WITH RESPECT TO KENZO THAT ITS EMPLOYEES SHALL WAIVE ANY PROPERTY RIGHTS IN SAID ITEMS.

4-4) IN ANY EVENT, KENZO SHALL BE DEEMED TO BE THE SOLE CREATOR AND TITLE HOLDER
     TO THE ORIGINAL DESIGNS AND MODELS CREATED OR APPROVED THEREBY. THEREFORE, KENZO MAY FREELY USE SAID DESIGNS AND MODELS OUTSIDE OF THE TERRITORY.

     The LICENSEE shall only be authorized to use said designs and models pursuant to the present agreement for the manufacture and distribution of the Products within the Territory. As a result, the LICENSEE shall be prohibited from using said items, which are the property of KENZO, for its personal requirements and/or for labels other than KENZO STUDIO.

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ARTICLE 5:  MANUFACTURE

5-1) All models or items manufactured by the LICENSEE based on designs developed or approved by KENZO must be so manufactured using very high quality and durable materials and colors approved in advance by KENZO.

     All said models or items must be marketed exclusively under the KENZO STUDIO label (and not KENZO alone).

5-2) The LICENSEE shall submit to KENZO for approval the final prototype of all items. It is hereby specified that any modifications to the model must also be approved in advance by KENZO and that said submission to KENZO must take place in accordance with a timetable which allows KENZO to request and obtain any modifications necessary prior to production and/or marketing.

     Except in the event it is submitted to and approved by KENZO during a collection meeting, any item (prototype, model, etc.) submitted to KENZO for approval shall be deemed approved thereby if is it not refused in writing ten (10) days following effective receipt thereof by KENZO.

     The LICENSEE shall not manufacture, distribute, advertise or sell any item before the sample (or the prototype) has been approved by KENZO. All goods manufactured, distributed or sold by the LICENSEE shall fully conform with the approved samples (or prototypes) and no modification thereof shall be permitted without the prior written approval by KENZO.

5-3) The designs and models selected shall in all events be kept confidential until the first presentation to customers and/or the press, which events shall be determined with KENZO's consent. In addition, the LICENSEE shall be obligated to preserve the confidentiality of any of KENZO's designs and models which are not manufactured and/or marketed.

5-4) The KENZO STUDIO label may only be affixed on Products which conform fully with the quality and manufacture of the models, designs and prototypes created or accepted by KENZO.

     KENZO shall have the right, which the LICENSEE hereby acknowledges, to inspect the quality, conformity and finish of the articles which are to bear the KENZO STUDIO label and to prohibit the sale of those articles which do not meet the quality requirements and/or those articles which have not been submitted to KENZO, after having forwarded notice to this effect to the LICENSEE by registered letter, return receipt requested, or by telex.

     Each season, it will be therefore the responsibility of the LICENSEE, prior to his sale start, to inform KENZO of the time when collection will be fully ready for an eventual final inspection.

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5-5) Each season, for the requirements of the KENZO Press and Licenses
     Departments, the LICENSEE shall provide at no cost to KENZO and outside of the advertising investment one complete collection of Products.

     Over and above this collection, the cost of any additional pieces shall be invoiced to KENZO at the cost thereof to the LICENSEE.

5-6) The LICENSEE agrees to refrain directly or indirectly manufacturing
     Products in quantities which are not consistent with the orders received.

     With respect thereto the percentage of manufacture shall not exceed 110% of the anticipated orders.

5-7) The LICENSEE may subcontract the manufacture of some Products, provided that KENZO shall have been notified in writing as to the subcontractors being used prior to beginning of production for each season.

     IN ALL CASES, THE LICENSEE SHALL REMAIN LIABLE TO KENZO FOR THE SERVICES PROVIDED BY SAID SUBCONTRACTORS.

     The LICENSEE hereby agrees also to regularly inform KENZO of any difficulty arising between it and its subcontractors.

     In addition, KENZO's right to inspect (see Article 10) shall also apply to any subcontractors. Accordingly, the LICENSEE hereby agrees to so provide in its agreements with its subcontractors.

ARTICLE 6:  KENZO VISUAL IDENTITY STANDARDS

6-1) A Visual Identity Standards Booklet containing the shapes, colors, trademark, labeling and/or brand indicators and any logo to be placed on the Products, their packaging, sales material and/or the LICENSEE's administrative documents (letterhead, orders, invoices, etc.) shall be provided to the LICENSEE by KENZO.

     AS A GENERAL MATTER, THE LICENSEE HEREBY AGREES TO COMPLY STRICTLY WITH THE CONTENTS OF THE BOOKLET AND TO ENSURE THAT ITS OWN CUSTOMERS COMPLY THEREWITH.

     Except if KENZO has otherwise agreed in writing, the LICENSEE shall be prohibited from affixing any logos, trademarks or indications whatsoever other than those listed above and provided by KENZO on the Products and/or their packaging, those which indicate the composition of the fabric or the type of fibers used, those indicate how to care for the product and those which are mandatory pursuant to imperative local law and regulations.

     In addition, the LICENSEE must submit all packaging, wrapping, documents and materials such as boxes, bags, catalogues, posters, etc... which are used for

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     the sale and promotion of the Products for KENZO's prior approval. Said submission must take place in accordance with a timetable which allows KENZO to request and obtain any modifications necessary prior to production and/or marketing.

     If the LICENSEE so desires, KENZO may undertake a graphic and advertising study at the LICENSEE's expense.

     Any proposal from the LICENSEE submitted to KENZO for approval shall be deemed approved if it has not been refused in writing by KENZO within twenty (20) days of the actual receipt thereof by KENZO.

     In accordance with the hereabove paragraphs, upon reasonable request made by KENZO, the LICENSEE shall furnish samples of the advertising material, labeling, packaging and boxing thereof, to allow KENZO to verify that the specifications regarding the quality of marketing and advertising are fully complied with by the LICENSEE.

6-2) IN ADDITION, THE LICENSEE SHALL ENSURE THAT ALL DISTINCTIVE KENZO LABELS
     (STICKERS, LOGOS, TRADEMARK INDICATORS, WRAPPING, ETC.) USED BY ITS CUSTOMERS AT THEIR POINTS OF SALE OR USED THEREBY TO INDICATE THE SALE OF KENZO STUDIO LINE FULLY COMPLY WITH THE STANDARDS SET BY KENZO (SEE THE VISUAL IDENTITY STANDARDS BOOKLET).

     SIMILARLY, THE LICENSEE MUST PROHIBIT ITS CUSTOMERS FROM USING A STORE SIGN OR OTHER INDICATION WHICH MIGHT LEAD THE PUBLIC TO BELIEVE THAT THE STORE ONLY SELLS KENZO TRADEMARK GOODS OR IS A KENZO SINGLE-BRAND BOUTIQUE WHEN THIS IS NOT THE CASE.

ARTICLE 7:  COLLECTIONS TIMETABLE

The collections timetable shall be as follows:

===============================================================================
                                             SPRING/SUMMER    AUTUMN/WINTER
                                              COLLECTIONS      COLLECTIONS
- -------------------------------------------------------------------------------
Supply of informations by KENZO                 February         September
- -------------------------------------------------------------------------------
Cooperation in PARIS between
KENZO and the LICENSEE for the
selection of prints fabrics,
materials...                                   March/April     October/November
- -------------------------------------------------------------------------------
Prototypes ready for approval by
KENZO                                              May            December
- -------------------------------------------------------------------------------

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- -------------------------------------------------------------------------------
Show to the LICENSEE's
distributors and customers                       September          March
- -------------------------------------------------------------------------------
Distribution starts                              February           August
===============================================================================

The LICENSEE's product manager in charge of the Products shall come to Paris once or twice every season to discuss plan of collection, selection of suitable fabrics as well as any other technical matters related to the preparation of the Products collection.

ARTICLE 8: DISTRIBUTION

8-1) The LICENSEE shall distribute the Products throughout all the Territory.

     If during 2 successive seasons, the LICENSEE does not market the Products in a significant manner within certain countries within the Territory, KENZO shall have the right to immediately exclude said countries from the Territory, provided, however, that Canada and Mexico shall not be excluded even if sales in these countries do not begin before 1998.

8-2) The LICENSEE shall provide KENZO with the name of its representative who is authorized to handle all problems with KENZO which may arise in connection with the daily management of the present license.

8-3) The general policy and coordination of the distribution of the Products shall be determined by mutual agreement between KENZO and the LICENSEE.

     In particular, in order to protect the KENZO trademark and to ensure that the distribution of the Products within the Territory is consistent, the LICENSEE hereby agrees to take into consideration KENZO's recommendations and general policy, subject to local regulations regarding marketing and prices.

8-4) The Products distribution shall always be organized by the LICENSEE clearly in accordance with the US bridge concept.

     The LICENSEE agrees that Product sales display sites shall be located on commercial premises which correspond to the quality and high reputation of the KENZO trademark.

     If there is any problem concerning the quality and the choice of the points of sales, a discussion should be held immediately between KENZO and the LICENSEE to settle the matter according to the best interest of KENZO brand image policy.

     The LICENSEE shall be prohibited from using display or sales sites which operate under a name of a direct competitor of KENZO or the name of a large distributor which is affiliated with the discount sector.

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8-5) The LICENSEE shall inform KENZO in advance of its future distributors and/or agents in each part of the Territory in order to maximize the synergies between the KENZO distributors. KENZO reserves the right to refuse any such entities on an exceptional basis, in good faith and with justification therefor.

8-6) The LICENSEE hereby acknowledges the importance of KENZO-single brand stores for the development of the image and reputation of the KENZO trademark.

     As a result, the LICENSEE hereby agrees to directly fill itself the orders from said KENZO-single brand stores in the event that its local distributor defaults or in the event that there are difficulties between said distributor and the KENZO-single brand store(s) in question.

     In addition, KENZO-single brand stores shall receive an ____% discount on the local wholesale price regardless of whether they are supplied with Products directly from the LICENSEE or through distributor thereof.

8-7) The location, space and design of any specific KENZO STUDIO boutiques or other specific retail outlet to be established by the LICENSEE for the sale of the Products in the Territory shall be previously approved in writing by KENZO. Plans, designs and concept of such boutique or retail outlet shall be submitted for approval prior to execution in order to maintain KENZO identity. Such materials once approved by KENZO can be used thereafter unless they are changed in full or on a large scale. Any material alteration to the approved design shall also be approved in writing by KENZO.

     The outfitting of stands and/or corners at which the Products will be sold or displayed (department stores, salons, etc.), as well as "point of sale materials" must also conform with the quality image of the KENZO trademark. They must be approved in advance by KENZO.

     The expenses for creating these specific KENZO STUDIO boutiques, stands, corners and sales material shall be borne by the LICENSEE.

8-8) The LICENSEE shall reserve a specific place within its show room in NEW
     YORK for the display of only the Products. The design and outfittings of this place shall be approved by KENZO to reflect the KENZO identity.

8-9) If a distributor does not possess or no longer possesses all of the characteristics which are reasonably required thereof with respect to display window presentation, the general maintenance and appearance of the KENZO stand or sales point, the LICENSEE hereby agrees to refuse any orders for the following seasons.

8-10) The LICENSEE shall be solely liable for the successful filing of orders received thereby from its customers.

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     The LICENSEE shall be obligated to comply with the local usual delivery deadlines in the profession.

     The LICENSEE hereby also agrees to ensure that the Products shall be shipped in appropriate packaging and via appropriate means.

8-11) Without KENZO's prior written consent, the LICENSEE shall be prohibited from:

      - directly or indirectly discounting the Products outside of its usual and regular customer network; and

      - using the KENZO trademark and/or the KENZO STUDIO label in any manner whatsoever (other than those set forth below) in any advertising or promotional discount or inventory liquidation activity.

     If a residual inventory of Products exists at the end of any season, said residual inventory must only represent a very small percentage of the total production for said season.

     The LICENSEE shall attempt to liquidate said residual inventory by successively taking the usual steps in this area: sales to its employees at sacrifice prices, sales of the Products with label clearly defaced and cut in those stores or countries agreed upon with KENZO. The opening of outlet stores in the Territory will be permissible, provided that no in - season merchandise be sold in these stores.

     Any other activity to liquidate inventory must be approved in advance by KENZO. KENZO may not unreasonably withhold its approval provided that the LICENSEE suggests its own steps to reduce and/or eliminate residual inventory which do not harm the image of the KENZO trademark.

ARTICLE 9: INFORMATION TO BE PROVIDED TO KENZO

9-1) The LICENSEE shall provide the following information to KENZO:

     a)   Regarding the Spring/Summer season in year "x":

          o in July of year x-1: the provisional sales and turnover objectives for that season;

     b)   Regarding the Fall/Winter season in year "x":

          o in January of year x: the provisional sales and turnover objectives for that season;

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     c)   Regarding each season:

          o prior to the 15th and 30th of each month, the orders received during the preceding fifteen days;

          o prior to the 15th of each month, the sales invoiced by season (see the definition in paragraph 11-2) during the preceding month; and

          o at the beginning of each season, the full "sales book" including, inter alia, references and wholesale prices for all Products in the collection.

     It is hereby specified that, first, the sales, order and effective sales objectives shall be expressed by country, number of customers and total number of pieces and, second, THAT THE FINAL ANNUAL SALES INVOICED MUST BE CERTIFIED BY THE LICENSEE'S STATUTORY AUDITOR(S).

9-2) In addition, at the end of the sales for each season, the LICENSEE shall inform KENZO of:

     -   the sales for said season by product reference;

     -   a list of Products sales points by country;

     -   the deliveries compared to pre-season orders; and

     - the residual inventory in number of pieces and value (using the LICENSEE's production value).

9-3) Generally, the LICENSEE shall regularly inform KENZO of the market, its distribution policy and the activities of competitors.

ARTICLE 10: KENZO INSPECTIONS

10-1) The LICENSEE hereby acknowledges that KENZO has the right to monitor compliance with the present agreement with respect to the Products manufactured, subcontracting, the quality of materials used, advertising and the use of the KENZO trademark by the LICENSEE and its customers, deliveries and distribution of the Products, financial obligations, etc.

10-2) During the term of the present agreement and until completion of the last sales, the LICENSEE must maintain complete, detailed and accurate accounting records which show the quantity of Products manufactured and/or sold. In addition, it must preserve all supporting documentation used in the calculation of the royalties owed to KENZO, as well as all supporting documents regarding sales of Products without labels and inventory liquidation.

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      During the term of the present agreement and for a period of 12 months following the expiration hereof, KENZO and/or its authorized representatives shall have access to said accounting records and/or supporting documentation, provided that the LICENSEE is notified thereof at least one month in advance. KENZO and/or its representatives must keep any information which is not related to the Products of which they may become aware during said visits confidential.

      In addition, in light of the management requirements of LVMH, a company listed on the Paris Stock Exchange which consolidates KENZO's activities, every two years an audit of the LICENSEE's accounting records with respect to this licensing agreement and, generally, of the KENZO-related activities of the LICENSEE, shall be conducted by KENZO (or by auditors designed by KENZO).

      If an inspection of the LICENSEE's books by KENZO and/or the audit described above shows errors or differences to KENZO's detriment during any whatsoever of the years inspected, the LICENSEE must immediately correct said error and pay KENZO the balance which is due thereto.

      In addition, if for a given year, said errors or differences equal more than 5% of the total of the royalties paid by the LICENSEE during said year, the total cost of said accounting inspection or audit shall be borne by the LICENSEE and reimbursed to KENZO.

      Such inspections and audits at KENZO's initiative may begin with the effective date of the present license.

10-3) KENZO shall also have access to the LICENSEE's facilities (commercial and administrative offices, show rooms, manufacturing sites, warehouses, etc.) and to those of its sub-contractors and/or sub-LICENSEEs upon providing 10 days notice.

ARTICLE 11: ROYALTIES

11-1) IN RETURN FOR THE KNOW-HOW AND THE CREATION AND IN RETURN FOR THE RIGHT TO
      USE THE KENZO TRADEMARK AND THE KENZO STUDIO LABEL, THE LICENSEE SHALL PAY A ROYALTY TO KENZO FIXED AT 8% OF THE INVOICED SALES AS DEFINED IN PARAGRAPH 11-2.

11-2) The sales used as the basis for calculating the royalties owed by the LICENSEE shall cover THE NET CONSOLIDATED WHOLESALE TURNOVER INVOICED BY THE LICENSEE, ITS SUBSIDIARIES AND ITS SUB-LICENSEES TO THIRD PARTIES (EXCLUDING ANY AFFILIATES OF THE LICENSEE).

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ARTICLE 12: ADVERTISING INVESTMENT

The LICENSEE hereby acknowledges that the reputation and distribution of the KENZO trademark depends, inter alia, on direct and indirect media advertising, contacts maintained with the media, fashion shows and presentations, organizing exceptional events, etc.

AS A RESULT, THE LICENSEE HEREBY AGREES TO INVEST EACH YEAR A MINIMUM BUDGET FOR LOCAL PUBLICITY AND PROMOTION FOR THE PRODUCTS AND TO PROVE IT TO KENZO BY SENDING DOCUMENTARY REPORTS AND RELATIVE JUSTIFICATIONS.

THIS MINIMUM BUDGET WILL BE:

- - DURING THE TWO FIRST YEARS (I.E. 1997 AND 1998): 6% OF THE ANNUAL TURNOVER DEFINED IN PARAGRAPH 11-2,

- -  AS FROM THE THIRD YEAR: 3% OF THIS ANNUAL TURNOVER.

ANY ADVERTISING, ANY PUBLICITY, ANY PUBLICITY OR PROMOTIONAL CAMPAIGN, WHICH IS PLANNED BY THE LICENSEE MUST BE SUBMITTED TO KENZO FOR APPROVAL BEFORE THE REALIZATION THEREOF. IN THIS RESPECT, THE LICENSEE SHALL INITIATE ONLY PUBLICITY OR ADVERTISING WHICH HAS BEEN APPROVED BY KENZO.

In the event that, at the end of the year, and after the application of the last amounts which are coming to be posted to its credit, the budget would show any available balance, such available amount will be carried forward to the following year in order to increase the budget thereof.

AT THE TIME OF EXPIRY OF THIS AGREEMENT, THE LICENSEE SHALL PAY KENZO THE BALANCE OF THE ADVERTISING BUDGET NOT SPENT DURING THE LAST YEAR OF THIS AGREEMENT.

ARTICLE 13:  MINIMUM ROYALTIES

13-1) DURING THE ENTIRE TERM OF THE PRESENT AGREEMENT, THE LICENSEE HEREBY
      WARRANTS TO KENZO THAT DURING A GIVEN YEAR (S/S + A/W SEASONS), THE ROYALTIES PAID BY THE LICENSEE TO KENZO FOR SAID YEAR SHALL NOT BE LESS THAN THE FOLLOWING MINIMUM AMOUNTS:

             =============================================
                                     Minimum Guaranteed
                      Year                Royalties
             ---------------------------------------------

                      1997             US $ 200,000.00

                      1998             US $ 300,000.00

                      1999             US $ 350,000.00

                      2000             US $ 400,000.00

                      2001             US $ 450,000.00

            =============================================


13-2) Including in the event of destructive accident (fire, flood, explosion, etc.) which makes sales impossible or prevents the timely delivery of the Products which have been ordered but not yet delivered, the LICENSEE shall pay KENZO the minimum royalties for the year in question.

13-3) At the end of each year covered by the present agreement and in light of the guarantee provided above by the LICENSEE, KENZO shall have the absolute right, which is hereby expressly acknowledged by the LICENSEE, to terminate the present agreement by registered letter, return receipt requested, if, during said year, the effective net wholesale turnover reached by the LICENSEE is below to the equivalent minimum turnover related to the minimum royalties of said year, provided, that for the first two seasons, the LICENSEE shall have the right to preserve its rights under this licensing agreement by paying the minimum royalties required, regardless of underlying sales. The present article is a termination clause.

      The mechanism and the time period for said termination to take effect are set forth in Article 19 below.

ARTICLE 14: FINANCIAL PAYMENTS

14-1) Regardless of the sales actually generated by the LICENSEE (See the definition set forth in paragraph 11-2), the minimum royalties specified in section 13-1 hereabove shall be paid to KENZO in accordance with the following timetable:

      -   within two weeks following the execution of
          this licensing agreement:.............................$200,000.00,

      -   on the first anniversary of the execution of
          this licensing agreement:.............................$300,000.00,

      -   on the second anniversary of the execution of
          this licensing agreement:.............................$350,000.00,

      -   on the third anniversary of the execution of
          this licensing agreement:.............................$400,000.00,

      -   on the fourth anniversary of the execution of
          this licensing agreement:............................$450,000.000,

14-2) The payment of the running over royalties in excess of the minimum royalties related to each year shall be made within the first 10 days of April of the following year.

      In the event the present agreement is renewed, said system shall be continued based on the same principle.

14-3) In the event of late payment, the amounts owed to KENZO by the LICENSEE shall bear interest as a matter of law at one and one-half times the French legal interest rate per month or fraction thereof while said payment is late effective from the due date thereof, without any formal notice requirement.

ARTICLE 15: SUB-LICENSES - NON-ASSIGNABILITY

15-1) THE LICENSEE SHALL BE PROHIBITED FROM GRANTING ANY SUB-LICENSES WITHOUT
      THE PRIOR WRITTEN CONSENT OF KENZO. In the event of acceptance by KENZO, the LICENSEE shall remain the joint guarantee with any such sub-licensees with respect to the services performed thereby.

      In addition, KENZO's inspection right as set forth in Article 10 shall also apply to said sub-licensees and, therefore, the LICENSEE hereby agrees to so provide in its agreements with such sub-licensees.

15-2) The present agreement may not be assigned by the LICENSEE, in whole or in part, in any form whatsoever, directly or indirectly, for consideration or otherwise, without KENZO's prior written consent.

ARTICLE 16: PROTECTION OF KENZO TRADEMARKS

16-1) The LICENSEE hereby acknowledges KENZO's exclusive title to the "KENZO" trademark and the derivatives thereof such as KENZO STUDIO.

      Consequently,

      - all registrations of the KENZO trademark (and/or the derivatives thereof) in any country whatsoever, regardless of the user thereof, may only be completed for the exclusive benefit of KENZO and shall be KENZO's property;

      - KENZO shall have exclusive title to any rights to the KENZO and KENZO STUDIO trademark or label which may be acquired as a result of the use of said trademark or label by the LICENSEE or its sub-licensees; and

      - the rights granted to the LICENSEE shall be limited to those expressly set forth in the present agreement.

16-2) The LICENSEE hereby agrees to not use the KENZO trademark (and/or the derivatives thereof) in any manner whatsoever other than as a LICENSEE pursuant to the present agreement.

      In no event may the LICENSEE use the KENZO trademark or KENZO STUDIO in its name, as a trade name or on its store signs.

      In addition, during the entire term of the present agreement and/or after the termination hereof for any reason whatsoever, the LICENSEE hereby agrees to not use any trademarks or labels which may be confused with KENZO or with KENZO STUDIO in any of its activities.

16-3) KENZO hereby warrants the existence of the filings and registrations of the KENZO trademark set forth in Annex to the LICENSEE.

      KENZO hereby also warrants to the LICENSEE that it has not granted any other license for the Products within the Territory.

      In no event shall KENZO be held liable by the LICENSEE if the LICENSEE determines that counterfeiting has been committed.

16-4) ANY PROCEDURE CONCERNING THE PROTECTION OF THE KENZO TRADEMARK (AND THE
      DERIVATIVES THEREOF) AGAINST THIRD PARTIES SHALL BE UNDERTAKEN BY KENZO AT KENZO'S EXPENSE, RISK AND ADVANTAGE. THEREFORE, THE LICENSEE MAY IN NO WAY UNDERTAKE ANY ACTION WITH RESPECT TO COUNTERFEITING, OBJECT TO THE FILING OF A TRADEMARK, HAVE COUNTERFEIT PRODUCTS SEIZED AND/OR REQUEST THAT SUCH PRODUCTS BE HELD BY CUSTOMS AUTHORITIES.

      However, in the event that KENZO does not take action, the LICENSEE may only take action, if it deems fit, if it has obtained KENZO's prior written consent. In such event, the LICENSEE shall act at its own risk and peril.

      If it has suffered or may suffer damages in its own right, the LICENSEE may also participate in any proceedings undertaken by KENZO.

16-5) The LICENSEE hereby agrees to assist KENZO in the protection and/or defense of the KENZO trademark (and the derivatives thereof), in particular by providing KENZO with any information necessary therefor and by informing KENZO of any counterfeiting, unfair competition, etc. of which it becomes aware.

ARTICLE 17: PROTECTION OF MODELS

KENZO hereby grants to the LICENSEE the right to reproduce the models which KENZO has created or approved.

SAID REPRODUCTION RIGHT ONLY GOVERNS THOSE MODELS MUTUALLY AGREED UPON FOR COMMERCIALIZATION.

SAID MODELS MAY BE PROTECTED BY REGISTRATIONS IF KENZO DEEMS APPROPRIATE. SAID REGISTRATIONS MAY ALSO BE UNDERTAKEN ON BEHALF OF KENZO AND AT KENZO' EXPENSE IF THE TWO PARTIES AGREE THIS IS NECESSARY.

The existence or absence of registered models shall not have any impact on the present agreement.

In the event that the models are copied by third parties or in the event of legal action undertaken by third parties, the provisions of Article 16-4 and 16-5 above shall apply.

ARTICLE 18: TERMINATION

18-1) In the event any whatsoever of the clauses of the present agreement are not performed, said agreement shall be terminated, if the non-defaulting party so elects, one month after notice to perform provided by registered letter, return receipt requested, which expressly lists said clause and which does not result in a cure. The present article is a termination clause.

      However, in the event of a serious default by either of the parties (in particular if the LICENSEE compromises the image of the KENZO trademark or uses of any deceptive, misleading or unethical practices, or does not pay any whatsoever of the royalties hereabove mentioned) and in the event that a party goes bankrupt or into liquidation or has a receiver appointed to any of its assets, the other party may immediately terminate the present agreement by registered letter, return receipt requested. The present article is also a termination clause.

      In either case, said termination shall take effect as set forth in Article 20 below.

18-2) KENZO may also terminate the present agreement effective immediately by registered letter, return receipt requested:

      - if Mr. Bernard MANUEL ceases to actually manage the LICENSEE, except in the event of agreement between the new LICENSEE's Chief Executive Officer (and/or Chairman of the Board) and KENZO;

      - and/or in the event of a change in the majority or the actual control of the LICENSEE, except in the event of agreement subsequent to said transfer between the LICENSEE and KENZO.

      The present article is a termination clause.

      As a result, the LICENSEE hereby agrees to immediately inform KENZO in the event any of the conditions above are met.

ARTICLE 19: END OF THE AGREEMENT

19-1) In the event of the termination of the present agreement during any whatsoever retail season "S", immediately upon receipt of the termination notice from KENZO, the LICENSEE must:

      - immediately return to KENZO all original documents thereof (designs, sketches, patterns, etc...), relating to the last Products collection prepared (i.e., collection S + 2); and

      - only manufacture and deliver those Products for season S + 1 to its usual and regular customers in quantities consistent with those of previous seasons.

      The LICENSEE hereby agrees that said manufacture and said delivery for the season S + 1 shall be completed in good faith and under conditions which do not compromise the image of the KENZO trademark. Royalties set forth above will be due to KENZO on said sales.

      THE TERMINATION OF THE PRESENT AGREEMENT SHALL TAKE EFFECT AT THE END OF THE S + 1 SEASON (I.E., JANUARY 31 FOLLOWING TERMINATION NOTICE IF SAID
      S + 1 SEASON IS A FALL/WINTER SEASON AND JULY 31 FOLLOWING SAID NOTICE IF SAID S + 1 SEASON IS A SPRING/SUMMER SEASON). BEGINNING WITH SAID EFFECTIVE DATE, THEREFORE, THE LICENSEE MUST CEASE ALL USE WHATSOEVER OF THE KENZO TRADEMARK AND/OR THE KENZO STUDIO LABEL (MANUFACTURE, SALES, ADVERTISING, LETTERHEAD, ORDERS, INVOICES, ETC.), AS WELL AS THE USE OF ANY KENZO CREATIONS OR ITEMS PREVIOUSLY APPROVED BY KENZO AND MUST RETURN ALL DOCUMENTS TO KENZO RELATING TO THE PRODUCTS.

19-2) IN THE EVENT THE EXPIRATION OF THE PRESENT AGREEMENT IS NOT FOLLOWED BY
      RENEWAL, AT THE END OF THE AUTUMN/WINTER 2001 SEASON, I.E., NO LATER THAN JANUARY 31, 2002, THE LICENSEE MUST CEASE ALL USE WHATSOEVER (MANUFACTURE, SALES, ADVERTISING, LETTERHEAD, ORDERS, INVOICES, ETC.) OF THE KENZO TRADEMARK AND/OR THE KENZO STUDIO LABEL, AS WELL AS THE USE OF ANY KENZO CREATIONS OR ITEMS APPROVED BY KENZO AND ALSO RETURN ALL DOCUMENTS TO KENZO RELATING TO THE PRODUCTS.

19-3) If KENZO so requests, within 10 days following the effective date of the termination of the present agreement or no later than February 10, 2002 in the event of non-renewal, the LICENSEE shall destroy all of its inventory of finished and semi-finished Products, whether labeled or not, which are more than two seasons old, before outside witness approved by KENZO.

      As an example of the above, if the termination takes effect at the end of retail season S + 1, all inventory (whether labeled or not) from season
      S - 1 and previous seasons must be so destroyed if KENZO so requests.

      Within the above 10-days period, the LICENSEE must also return at no cost to KENZO all original documents (designs, models, sketches, etc.) relating to the Products, as well as all labels, sew-on labels, KENZO promotional materials, Products wrapping and packaging and administrative documents marked "KENZO" (letterhead, orders, invoices, etc.) which remain in its possession. Beyond said period, therefore, the LICENSEE must not directly or indirectly retain any of said items.

19-4) An inventory in the presence of both parties shall be prepared within 10 days of the above destruction if it takes place. If no such destruction takes place, said inventory must be prepared within 20 days following the effective date of the termination of the present agreement or the expiration hereof which is not followed by renewal, in order to assess the LICENSEE's inventory (regardless of the age thereof) of both:

      - finished or semi-finished Products; and

      - raw materials exclusive to KENZO.

      KENZO shall have the right, if it so elects, to purchase all or part of said inventory, provided that it is in good condition. Any such purchase shall be made at the LICENSEE's cost price based on documentation presented thereof.

      KENZO shall inform the LICENSEE of whether or not it intends to exercise its purchase right by registered letter, return receipt requested, within 10 days of the above inventory.

      If KENZO does not exercise said right or only exercises it partially, the LICENSEE shall have 5 months from the date of receipt of KENZO's response to market its residual inventory of finished Products AFTER HAVING REMOVED THE LABELS in packaging which does not bear any reference to KENZO.

      KENZO hereby agrees that an exception to the label removal requirement (and, therefore, also to the provisions of Articles 19-1 and 19-2) shall be made for any of the Products which cannot have the labels removed without damaging them. Said labeled Products may be sold only to customers accepted by KENZO and shall, therefore, constitute the last authorized use of the KENZO trademark by the LICENSEE.

      IN THE EVENT OF THE TERMINATION OF THE PRESENT AGREEMENT FOR SERIOUS DEFAULT BY THE LICENSEE, SAID 5-MONTH PERIOD SHALL BE REDUCED TO 1 MONTH.

      Upon conclusion of said 5-month (or 1-month) period, the LICENSEE must destroy all of its remaining Product inventory, whether labeled or not, before outside witness approved by KENZO.

19-5) At the end of the present agreement (i.e., upon its termination or expiration without renewal), the LICENSEE may not claim any right with respect to the KENZO trademark and the derivatives thereof such as KENZO STUDIO and/or the use thereof, or any indemnity with respect thereto.

ARTICLE 20: MISCELLANEOUS

20-1) The fact that at any time one party does not request the other party to comply with the totality of the present agreement and/or does not exercise any right whatsoever arising hereunder shall not constitute a waiver thereof.

20-2) The parties hereby agree to cooperate to modify any clauses which may be declared null and void so that similar economic results are obtained. If this is not possible, said clauses shall be reduced to their maximum authorized scope.

20-3) The LICENSEE shall indemnify and save and hold KENZO harmless for and against any and all liabilities, claims, causes or actions, suits, damages and expenses (including attorney's fees and expenses) which either becomes liable for, or may incur or to be compelled to pay by reason of any acts, whether of omission or commission, that may be committed or suffered by the LICENSEE or any of its servants, agents, contractors or employees in connection with the LICENSEE's performance of this agreement or in connection with the goods manufactured by the LICENSEE or as a result of any liabilities with which KENZO's designee may be charged because of damages or injuries suffered by any servants, agents, contractors, employees or customers of the LICENSEE or by the general public, resulting from the use or sale of the goods sold or presented by the LICENSEE.

20-4) FRENCH LAW SHALL EXCLUSIVELY GOVERN THE INTERPRETATION AND PERFORMANCE OF
      THE PRESENT AGREEMENT.

      IN ADDITION, THE PARTIES HEREBY EXPRESSLY AGREE THAT ALL DISPUTES ARISING FROM THE INTERPRETATION OR PERFORMANCE OF THE PRESENT AGREEMENT SHALL BE RESOLVED BY THE COURTS WITHIN THE JURISDICTION OF THE PARIS COURT OF APPEALS.

20-5) All notices to be provided pursuant hereto must be delivered to the registered offices of the parties indicated above where they hereby elect their domicile.

Done in Paris on July 26, 1996, in two originals.

FOR KENZO                          FOR THE LICENSEE
- ---------                          ----------------

Richard SIMONIN                    Bernard MANUEL

Yves ALEMANY                       Irving BENSON

EXTRAIT DE MARQUES APPARTENANT A LA SOCIETE KENZO
AU 23 JUILLET 1996                                           ANNEXE

MARQUES KENZO POUR DESIGNER LES VETEMENTS
(Classe internationale 25)

PAYS          MARQUE            Date de DEPOT           No d'ENREGISTREMENT

CANADA        KENZO PARIS       20 MAR 86               328 495
              KENZO             27 SEP 72               255 373
              KENZO             29 NOV 72               200 177

ETATS UNIS    KENZO JEANS
               (FIG)            31 DEC 86               1 544 447
              KENZO              3 AVR 79               1 214 902

MEXIQUE       KENZO              5 DEC 90               338 251
              KENZO              5 DEC 90               337 916

                                      KENZO

Paris, July, 26 1996

MR BERNARD MANUEL
CYGNE DESIGNS INC.
1372 Broadway
NEW YORK, NY
10018 USA

Re:  The KENZO STUDIO Licensing Agreement

Dear Mr MANUEL,

In conjunction with our execution of the KENZO STUDIO Licensing Agreement, we hereby confirm the following:

1. The first season to which this Agreement shall apply shall be the Autumn/Winter 1997.

     Consequently:

     - this Agreement will cover 5 years as from the Autumn/Winter 1997 season to the Spring/Summer 2002 season,

     - the meeting to examine this 5 years initial period (see article 3) shall be held during December 2000.

     However:

     - The first payment of the minimum royalties shall be made by your company within the two following weeks (i.e. before August 9, 1996),

     - CYGNE DESIGNS Inc. shall manufacture and deliver the KENZO STUDIO Spring/Summer 1997 orders from SAKS. In addition, the total cost of all prototypes, samples for this specific season, and the half amount of all Spring/Summer 1997 expenses concerning Daniel FIERRO (the specific designer in charge of KENZO STUDIO line) shall be reimbursed by CYGNE DESIGNS Inc. to KENZO.

2. Further to your today's request, KENZO accepts this Licensing Agreement shall only become effective upon its approval by the Board of Directors of CYGNE DESIGNS Inc.

     If such approval is not obtained on or before August 9, 1996, this Licensing Agreement shall be terminated with no obligation on the part of either party.

                                                                 KENZO

Please confirm your agreement with these terms and conditions by signing this letter in the space provided below.

KENZO                                    CYGNE DESIGNS Inc.

by                                        by
   ---------------------------               ----------------------------